EXHIBIT 21.1

Subsidiaries of the Registrant

Set forth below is a listing, by name and jurisdiction of incorporation, of each corporation that is, as of the date of this report, a subsidiary of the Registrant. Unless otherwise indicated, each such corporation is a 100% owned subsidiary of the Registrant.

1)	Compass Utility Supply, Inc., an Oregon corporation.

2)	HSI Funding, LLC, a Delaware limited liability company.

3)	HSI IP, Inc., a Delaware corporation.

4)	Hughes Canada, Inc., a Delaware corporation.

5)	Hughes Insurance Company, Ltd., a Bermuda company limited by shares.

6)	Hughes Insurance Holdings, Inc., a Delaware corporation.

7)	Hughes Supply Management Services, Inc., a Delaware corporation.

8)	Hughes Supply Management, Inc., a Delaware corporation.

9)	Hughes Supply Shared Services, Inc., a Delaware corporation.

10)	Hughes Holdings, LLC, a Florida limited liability company.

11)	Hughes Building Materials Holdings, LLC, a Florida limited liability company.

12)	Hughes Electric Holdings, LLC, a Florida limited liability company.

13)	Hughes MRO Holdings, LLC, a Florida limited liability company.

14)	Hughes Plumbing Holdings, LLC, a Florida limited liability company.

15)	Hughes Utilities Holdings, LLC, a Florida limited liability company.

16)	Hughes Water & Sewer Holdings, LLC, a Florida limited liability company.

17)	Hughes Building Materials, Ltd., a Florida limited partnership.

18)	Hughes Electric Supply, Ltd., a Florida limited partnership.

19)	Hughes MRO, Ltd., a Florida limited partnership.

20)	Hughes Plumbing Supply, Ltd., a Florida limited partnership.

21)	Hughes Utilities, Ltd., a Florida limited partnership.

22)	Hughes Water & Sewer, Ltd., a Florida limited partnership.

23)	Hughes Building Materials Group, Inc. (fka WCC Merger Corporation), a Georgia corporation.

24)	Hughes MRO Group, Inc. (fka Century Maintenance Supply, Inc.), a Delaware corporation.

25)	Hughes Plumbing Group, Inc. (fka Todd Pipe & Supply – Hawthorne, Inc.), a California corporation.

26)	Hughes Utilities Group, Inc. (fka Utiliserve Holdings, Inc.), a Delaware corporation.

27)	Hughes GP & Management, Inc. (fka Z&L Acquisition Corporation), a Delaware corporation.

28)	Intra-Power, LLC, a California limited liability company, 49% owned.

29)	Merex Corporation, a Texas corporation.

30)	Montana Electric Supply, a Montana corporation.

31)	Montana Electric Supply, Inc., a Wyoming corporation.

32)	Provalue, LLC, a Delaware limited liability company.

33)	Southwest Power, Inc., a California corporation.

34)	Southwest Stainless, L.P., a Delaware limited partnership.

35)	SWS Acquisition LLC, a Florida limited liability company.

36)	Utility Products Supply Company, LLC, a Colorado limited liability company.

37)	WES Acquisition Corporation, Inc., d/b/a Wyoline Electric Supply, Inc., a Wyoming corporation.

38)	Western States Electric, Inc., a Oregon corporation.

39)	World-Wide Travel Network, Inc., a Florida corporation.